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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          _____________________________

                                   FORM 8-A/A
                                (Amendment No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          _____________________________

                          HOUSTON AMERICAN ENERGY CORP.
             (Exact name of registrant as specified in its charter)

             Delaware                                       76-0675953
   (State of incorporation or                            (I.R.S. Employer
          organization)                                 Identification No.)

                            801 Travis Street, Suite 1425
                                 Houston, Texas 77070
          (Address of principal executive offices, including zip code)

                         _______________________________

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file numbers to which this form relates: N/A.

     Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class             Name of each exchange on which
               to be so registered             each class is to be registered
               -------------------             ------------------------------
         Common Stock, $0.001 par value         The NASDAQ Stock Market LLC

     Securities  to  be  registered pursuant to Section 12(g) of the Act:  None.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     This Amendment No. 1 to our Form 8-A filed with the Securities and Exchange Commission on July 20, 2006, amends the name of the exchange on which our common stock is registered. No other changes are made to the Form 8-A.

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The class of securities to be registered hereby is the common stock, $0.001 par value per share (the "Common Stock'), of Houston American Energy Corp., a Delaware corporation (the "Company").

     A description of the Common Stock is contained under the caption "Description of Securities" in the Prospectus included in the Registration Statement on Form SB-2 of the Company, Registration Statement File No. 333-134756, filed with the Securities and Exchange Commission on June 6, 2006 and declared effective on June 16, 2006. Such description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the Company other than its Common Stock are registered on an exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               HOUSTON AMERICAN ENERGY CORP.


                                               By:  /s/  John F. Terwilliger
                                                  --------------------------
                                                  John F. Terwilliger
                                                  Chief Executive Officer

Dated:  July 3, 2007